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                                                                 EXHIBIT (23)(A)

                      CONSENT OF COOPERS & LYBRAND L.L.P.

BOARD OF DIRECTORS
KEYSTONE INVESTMENTS, INC.:

     We consent to the inclusion in this Registration Statement on Form S-4 of First Union Corporation of our report dated February 22, 1996 except for Note M, as to which the date is September 6, 1996, on our audits of the consolidated financial statements and financial statement schedule of Keystone Investments, Inc. and Subsidiaries. We also consent to the reference to our Firm under the caption "Experts".

                                         COOPERS & LYBRAND L.L.P.

Boston, Massachusetts
October 18, 1996